Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of October 7, 2016, by Full House Resorts, Inc., a Delaware corporation (the “Company”), and Daniel R. Lee, an individual and the Company’s president, chief executive officer and member of the Company’s board of directors (the “Purchaser”).

RECITALS

WHEREAS, This Agreement is made in connection with the Company’s distribution, at no charge, to each holder-of-record of shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), as of August 25, 2016 (the “Record Date”) non-transferable rights (the “Rights”) to subscribe for shares of Common Stock (the “Rights Offering”);

WHEREAS, in connection with the Rights Offering, the Company’s stockholders of record as of the Record Date will receive one Right for each one share of Common Stock held as of the Record Date;

WHEREAS, each whole Right will entitle the holder thereof to purchase 0.2022 new shares of Common Stock (the “Basic Subscription Rights”) at a subscription price of $1.30 per share (the “Subscription Price”);

WHEREAS, each holder of a Right who exercises in full its Basic Subscription Right will be entitled to subscribe for additional shares of Common Stock (the “Oversubscription Rights”), but only to the extent they are available following the purchase of the First Standby Shares (described and defined below);

WHEREAS, on October 7, 2016 the Company and the Purchaser entered into the Standby Purchase Agreement (the “Standby Purchase Agreement”) pursuant to which the Purchaser has agreed and committed to purchase at the Subscription Price, subject to the terms and conditions of the Standby Purchase Agreement, up to 1,000,000 additional shares by the Standby Purchaser hereunder at the Subscription Price (the “First Standby Shares”) and all of shares of Common Stock that remain unsubscribed following the exercise of the Oversubscription Rights in full (the “Unsubscribed Shares”); and

WHEREAS, the Company has offered to the Purchaser, as an inducement to enter into the Standby Purchase Agreement, registration rights with respect to the First Standby Shares and the Unsubscribed Shares purchased by the Purchaser, subject to the terms and conditions of this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows.

1.
Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Standby Purchase Agreement have the respective meanings given such terms in the Standby Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

“Advice” has the meaning set forth in Section 9.

“Blackout Period” has the meaning set forth in Section 6.

“Effective Date” means, the date on which the Registration Statement is first declared effective by the Commission.

“Effectiveness Date” means (a) the date that is one year after the Closing Date, if the number of Unsubscribed Shares purchased by the Standby Purchaser is less than 500,000 shares, (b) the date that is six months after the Closing Date, if the number of Unsubscribed Shares purchased by the Standby Purchaser is equal to at least 500,000 shares or (c), in the event that Purchaser dies or is disabled (as determined by the Company’s board of directors in its reasonable discretion), the date that is six months after the date of death or determination of disability, and only to the extent that a Registration Statement is not then effective covering all of the Registrable Securities.

“Effectiveness Period” means the period commencing on the Effective Date of the Registration Statement and ending on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) such time as there shall cease to be any Registrable

Securities covered by the Registration Statement or (c) such time as all Holders may sell their Registrable Securities pursuant to Rule 144 (or its replacement) under the Securities Act without limitations, volume or other.

“Filing Date” means the date that is 60 days before the applicable Effectiveness Date.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Losses” means, collectively, all out of pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post‑effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means: (i) the shares of Common Stock purchased by Purchaser under the Standby Purchase Agreement and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the securities referenced above. As to the Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities may be sold by the Holders without restriction or subsequent registration under the Securities Act, or (iii) such securities shall have ceased to be outstanding.

“Registration Statement” means the registration statement required to be filed in accordance with Section 2(a), including the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre‑ and post‑effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

2.	Registration.

(a)On or prior to its applicable Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities, not already covered by an existing and effective Registration Statement, for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required to be filed under this Agreement shall be filed on Form S-3 (or if the Company is not then eligible to utilize such form of registration, it shall utilize such other available form appropriate for such purpose) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon its review of the Registration Statement, other than as to the characterization of any Holder as an underwriter, which shall not occur without such Holder’s written consent) the “Plan of Distribution” attached hereto as Annex A. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act no later than its Effectiveness Date, and shall use commercially reasonable efforts to keep the Registration Statement continuously effective during its entire Effectiveness Period. No later than 2:00 p.m. Pacific time on the second business day immediately following the Effective Date, the Company shall file with the Commission, in accordance with Rule 424, the final prospectus to be used in connection with sales under the Registration Statement (whether or not such filing is technically required under such Rule).

(b)If (i) the Registration Statement is not filed on or prior to 30 days after its Filing Date covering the Registrable Securities required under this Agreement to be included therein, (ii) a Registration Statement is not declared effective by the Commission on or prior to 30 days after the Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefor, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 30 business days (which need not be consecutive) (any such failure or breach being referred to as an “Event,” and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 30 business day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash (a "Cash Payment"), as partial registration delay payments and not as a penalty, equal to the product of (x) the product of (A) 0.50% (the "Multiplier") multiplied by (B) the quotient of (i) the number of such Holder’s Registrable Securities that are not then covered, but are required to be covered, by the Registration Statement that is then effective and available for use by such Holder divided by (ii) the total number of such Holder’s Registrable Securities multiplied by (y) the aggregate Subscription Price paid by such Holder for the Shares pursuant to the Standby Purchase Agreement; provided, that following the third month anniversary of an Event Date the Multiplier shall increase to 1.00%. The parties hereto agree that in no event will the Company be liable for any registration delay payments under this Agreement in excess of 0.50% of the aggregate Subscription Price of the Holders in any 30-day period and the maximum aggregate registration delay payments payable to a Holder under this Agreement shall be 5.00% of the aggregate Subscription Price paid by such Holder pursuant to the Standby Purchase Agreement. The partial registration delay payments pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event (except in the case of the first Event Date), and shall cease to accrue (unless earlier cured) upon the expiration of the Effectiveness Period. Notwithstanding the foregoing, (i) if an Event shall occur primarily because of actions taken or not taken by the Company’s management and Daniel R. Lee is or was the chief executive officer (or equivalent) of the Company when such actions were taken or not taken, no Cash Payment shall be paid with respect to such Event, (ii) no Cash Payment shall be paid for the days included in a Blackout Period and (iii) no Cash Payment shall be paid with respect to an Event causing the Company to become ineligible to use Form S-3 for so long as the Company uses commercially reasonable efforts to file a new Registration Statement on Form S-1 covering the resale of the Registrable Securities and to cause such Registration Statement to be declared effective.

(c)Each Holder agrees to furnish to the Company a completed selling securityholder questionnaire in the form attached to this Agreement as Annex B (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any registration delay payments under Section 2(b), to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two business days prior to the Filing Date, notwithstanding the actual date of filing (subject to the requirements set forth in Section 3(a)).

3.	Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)Not less than four business days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the “Selling Stockholders” section of such document, the “Plan of Distribution” and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed, which documents will be subject to the review of and comment by such Holder. The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which it reduces the number of Registrable Securities being registered on behalf of a Holder, except to the extent that the number of Registrable Securities held by that Holder has been reduced, without such Holder’s express written authorization.

(b)Prepare and file with the Commission such amendments, including post‑effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period, and in connection therewith:

(i)cause the Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424;

(ii)respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the

Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and

(iii)comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by the Registration Statement.

(c)Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three business days prior to such filing and, in the case of (v) below, not less than three business days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any Holder) confirm such notice in writing no later than one business days following the day:

(i)(A) when a Prospectus or any Prospectus supplement or post‑effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to the Registration Statement or any post‑effective amendment, when the same has become effective;

(ii)of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information;

(iii)of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose;

(iv)of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and

(v)of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)The Company hereby consents to the use of the Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto.

(f)Prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States as any Holder may request, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement.

(g)Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(h)Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post‑effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.
Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. The Company shall reimburse a Holder’s reasonable legal fees in connection with a successful enforcement of its rights hereunder.

5.	Indemnification.

(a)Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all out of pocket losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Sections 3(c)(i) through 3(c)(v) (inclusive), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that, (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex B hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Sections 3(c)(i) through 3(c)(v) (inclusive), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Conduct of Indemnification Proceedings.

(i)If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii)An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (x) the Indemnifying Party has agreed in writing to pay such fees and expenses; (y) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (z) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii)All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 5) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)Contribution. If a claim for indemnification under Section 5(a) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 5 was available to such party in accordance with its terms.

6.
Blackout Periods. Notwithstanding anything to the contrary herein, at any time that the Registration Statement is effective the Company may delay the disclosure of material, non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and otherwise required (the period of time of such delay, a "Blackout Period"); provided, that the Company shall promptly (a) notify the Holders in writing of the existence of a Blackout Event (provided that in each such notice the Company will not disclose the content of such material, non-public information to the Holders) and the date on which the Blackout Period will begin, and (b) notify the Holders in writing of the date on which the Blackout Period ends; and, provided further, that the first day of any Blackout Period must be at least two trading days after the last day of any prior Blackout Period. Each Blackout Period shall begin on and include the date the Holders receive the notice referred to in clause (a) and shall end on and include the later of the date the Holders receive the notice referred to in clause (b) and the date referred to in such notice.

7.
Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

8.
Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

9.
Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

10.
Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered in person, (b) on the date transmitted if delivered by email; or (c) on the next business day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:

If to the Company:

Full House Resorts, Inc.
4670 S. Fort Apache Road, Suite 190
Las Vegas, NV 89147
Attention: Lewis Fanger

If to the Purchaser:

Daniel R. Lee
c/o Full House Resorts, Inc.
4670 S. Fort Apache Road, Suite 190
Las Vegas, NV 89147

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.

11.
Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof.

12.
Third Party Beneficiary; Consequential Damages. This Agreement is for the benefit only of the parties hereto and no third party may assert or enforce any rights derived from this agreement, except as expressly contemplated hereunder. Each party waives any right to consequential or punitive damages deriving from any breach of this Agreement by the other.

13.
Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby). The parties agree to jurisdiction and venue in the courts of Clark County, Nevada, for the purposes of any dispute relating to or deriving from this Agreement.

14.
Amendments. This Agreement may be modified or amended only with the written consent of the Company and the Purchaser or a majority of Holders if Purchaser holds less than 50% of the Registrable Securities.

15.	Severability. If any provision of this Agreement shall be invalid under the applicable law of any jurisdiction, the remainder of this Agreement shall not be affected thereby.

16.	Miscellaneous.

(a)Notwithstanding any term to the contrary herein, no person other than the Company or the Purchaser shall be entitled to rely on and/or have the benefit of, as a third party beneficiary or under any other theory, any of the representations, warranties, agreements, covenants or other provisions of this Agreement.

(b)The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

(c)This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

(d)The Purchaser shall not assign this Agreement or any of its rights hereunder without the Company’s prior written consent; provided, however, that the Purchaser may assign its rights hereunder (and under any ancillary agreements entered into hereunder) to an entity or entities controlled by the Purchaser.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY FULL HOUSE RESORTS, INC. By /s/ Lewis Fanger Lewis Fanger Chief Financial Officer STANDBY PURCHASER: /s/ Daniel Lee Daniel Lee

Annex A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits investors;

•	block trades in which the broker‑dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

•	broker‑dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker‑dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker‑dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this Registration Statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each Selling Stockholder that it is the view of the Commission that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Annex B

FULL HOUSE RESORTS, INC.

Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Common Stock”), of Full House Resorts, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of _____ __, 2016 (the “Registration Rights Agreement”), among the Company and the Purchaser named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Type and Principal Amount of Registrable Securities beneficially owned:

4.	Broker-Dealer Status:

(a)    Are you a broker-dealer?

Yes ___ No ___

Note: If yes, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)    Are you an affiliate of a broker-dealer?

Yes ___ No ___

(c)    If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ___ No ___

Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The Company has advised each Selling Stockholder that it is the view of the Commission that it may not use shares registered on the Registration Statement to cover short sales of Common Stock made prior to the date on which the Registration Statement is declared effective by the Commission, in accordance with 1997 Securities and Exchange Commission Manual of Publicly Available Telephone Interpretations Section A.65. If a Selling Stockholder uses the prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under the Registration Statement.

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name:
Title:

PLEASE EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, CO 80202-4432
Phone: (303) 223-1160
Attn.: Jeff Knetsch